Exhibit 99.1

News Release: FOR IMMEDIATE RELEASE

For additional information, contact:

Investors / Trade / Media

Brian Cooper

Chief Financial Officer

Westell Technologies, Inc.

630.375.4740

BCooper@westell.com

Westell Technologies Fiscal 2010 Third Quarter Highlights

•	Fiscal third quarter consolidated revenue of $42.8 million.

•	Fiscal third quarter net income of $2.7 million, or $0.04 per diluted share – Westell’s third consecutive profitable quarter.

•	Gross margin improved to 32.2% in the quarter, compared with 25.4% in the prior-year quarter.

•	Cash and cash equivalents increased by $4.1 million during the quarter to $58.1 million.

•	Acquired 1.3 million shares for $1.4 million under the stock repurchase program.

Westell Technologies Reports $2.7 Million Fiscal 2010 Third Quarter Profit

AURORA, IL, January 27, 2010 – Westell Technologies, Inc. (NASDAQ: WSTL), a leading provider of broadband products, outside plant telecommunications equipment and conferencing services, today announced results for its fiscal third quarter ended December 31, 2009. Total revenue for the quarter was $42.8 million, down 12.2% from $48.8 million in the fiscal third quarter last year. Net income during the quarter was $2.7 million, or $0.04 per diluted share, compared to a net loss of $4.0 million, or a loss of $0.06 per diluted share, in the same period last year. Total cash and cash equivalents were $58.1 million at December 31, 2009, up $4.1 million during the quarter and up $14.2 million compared to December 31, 2008.

“In our fiscal third quarter, we again delivered good bottom-line results and healthy cash flow, despite the expected top-line softness which we experienced,” commented Chairman and CEO Rick Gilbert. “Our strong cash position allowed us to use $1.4 million to repurchase an additional 1.3 million Westell shares during the quarter, and we were still able to grow our cash reserves by over $4 million.”

The Customer Networking Solutions division reported revenue of $20.5 million in the fiscal third quarter, down 19.4% compared to $25.5 million in the same quarter of last year, with the largest impact coming from lower sales of the Company’s UltraLine Series3 gateway product. UltraLine Series3 revenues were $3.8 million in the quarter, compared with $10.5 million in the fiscal third quarter last year. Revenue at the OSPlant Systems division was $12.4 million in the quarter, unchanged from the same quarter of last year. ConferencePlus revenue was $9.9 million in the quarter, down 9.8% compared to $10.9 million in the same quarter of last year.

Consolidated gross profit for the quarter increased $1.4 million, compared with the fiscal third quarter last year, as a result of improved product mix in the Customer Networking Solutions and OSPlant Systems divisions. Gross margins were 32.2% in the quarter, compared with 25.4% in the same quarter of last year, with improvement in all three divisions. Operating expenses also improved across the divisions, with total operating expenses for the quarter being $4.8 million lower than in last year’s quarter.

“The combination of significant margin improvement and our ongoing expense controls drove very solid earnings for the quarter,” said Gilbert. “The Westell team has done a terrific job of maintaining its focus on the bottom line.”

Two specific items had notable impacts on earnings for the fiscal third quarter. First, a tax refund contributed $767,000, or approximately $0.01 per share, to earnings. This discrete tax benefit derives from a refund of alternative minimum tax credits that the Company claimed on a tax return filed in December 2009 pursuant to stimulus provisions of the Housing and Economic Recovery Act of 2008 and the American Recovery and Reinvestment Act of 2009.

Second, the Company recorded $730,000 of additional stock-based compensation expense to correct an understatement of that expense in prior years. The correction reduced earnings by $730,000, or approximately $0.01 per share. The Company discovered in January 2010 that its third-party equity program administration software incorrectly calculated equity award forfeitures, resulting in the understatement. As stock-based compensation expense is a non-cash item, there was no impact to net cash provided by operations in any period.

Conference Call Information

Management will address financial and business results during Westell’s third quarter fiscal 2010 earnings conference call on Thursday, January 28, at 9:30 AM Eastern Time. Conference Plus, Inc. (ConferencePlus™), a Westell subsidiary, will manage Westell’s earnings conference call using its EventManager™ Service.

Participants can register for the Westell conference by going to the URL:

http://www.conferenceplus.com/westell.

With EventManager, participants can quickly register online in advance of the conference through a customizable web page that can be used to gather multiple pieces of information from each participant, as specified by the event arranger. After registering, participants receive dial-in numbers, a passcode, and a personal identification number (PIN) that is used to uniquely identify their presence and automatically join them into the audio conference. If a participant experiences any technical difficulties after joining the conference call on January 28, he or she can press *0 for support.

If a participant does not wish to register, he or she can participate in the call on January 28, by dialing ConferencePlus at 1-877-875-0056 no later than 9:15 AM, Eastern Time and using confirmation number 26131183. International participants may dial 1-847-585-4340. Westell’s press release on earnings and related information that may be discussed on the earnings conference will be posted on the Investor Relations’ section of Westell’s website, http://www.westell.com. An archive of the entire conference will be available on Westell’s website or via Digital Audio Replay following the conclusion of the conference until the fiscal fourth quarter results are released. The replay of the conference can be accessed by dialing 1-888-843-8996 or 1-630-652-3044 and entering 7703344.

About Westell

Westell Technologies, Inc., headquartered in Aurora, Illinois, is a holding company for Westell, Inc. and Conference Plus, Inc. Westell, Inc. designs, distributes, markets and services a broad range of broadband customer-premises equipment, digital transmission, remote monitoring, power distribution and demarcation products used by telephone companies and other telecommunications service providers. Conference Plus, Inc. is a leading global provider of audio, web, video and IP conferencing services. Additional information can be obtained by visiting http://www.westell.com and http://www.conferenceplus.com.

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995:

Certain statements contained herein that are not historical facts or that contain the words “believe”, “expect”, “intend”, “anticipate”, “estimate”, “may”, “will”, “plan”, “should”, or derivatives thereof and other words of similar meaning are forward-looking statements that involve risks and uncertainties. Actual results may differ materially from those expressed in or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, product demand and market acceptance risks, need for financing, economic weakness in the United States economy and telecommunications market, the impact of competitive products or technologies, competitive pricing pressures, product cost increases, new product development, excess and obsolete inventory, commercialization and technological delays or difficulties (including delays or difficulties in developing, producing, testing and selling new products and technologies), the effect of Westell’s accounting policies, the need for additional capital, the effect of economic conditions and trade, legal social and economic risks (such as import, licensing and trade restrictions), retention of key personnel and other risks more fully described in the Company’s SEC filings, including the Company’s Form 10-K for the fiscal year ended March 31, 2009 under the section entitled Risk Factors. The Company undertakes no obligation to publicly update these forward-looking statements to reflect current events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events, or otherwise.

Financial Tables to Follow:

Westell Technologies, Inc.

Condensed Consolidated Statement of Operations (1)

(Amounts in thousands except per share amounts)

(Unaudited)

	Three Months ended Dec. 31,			Nine Months ended Dec. 31,
	2009		2008	2009		2008

Revenue	$42,796		$48,755	$143,662		$129,934

Gross profit	13,771		12,372	43,550		38,329

Gross margin	32.2%		25.4%	30.3%		29.5%

Operating expenses:
Sales & marketing	3,996		5,411	13,392		18,291
Research & development	3,202		4,169	10,279		15,290
General & administrative	4,345	(2)	4,220	11,697	(2)	15,772
Restructuring	—		808 (3)	609	(4)	752 (3)
Intangibles amortization	161		486	478		1,403
Goodwill impairment	—		1,381 (5)	—		1,381 (5)

Total operating expenses	11,704		16,475	36,455		52,889

Operating income (loss)	2,067		(4,103)	7,095		(14,560)

Other income (expense)	(4)		56	67		622
Interest (expense)	—		(2)	(4)		(4)

Income (loss) before minority interest and taxes	2,063		(4,049)	7,158		(13,942)

Income taxes	(673	)(6)	(57)	(443	)(6)	18

Minority interest	—		31	—		74

Income (loss) from continuing operations	2,736		(4,023)	7,601		(14,034)

Income (loss) from discontinued operations net of tax (7)	—		1	—		(618)

Net income (loss)	$2,736		$(4,022)	$7,601		$(14,652)

Net income (loss) per common share:
Basic	$0.04		$(0.06)	$0.11		$(0.21)
Diluted	$0.04		$(0.06)	$0.11		$(0.21)

Average number of common shares outstanding:
Basic	67,912		69,228	68,214		70,156
Diluted	68,551		69,228	68,778		70,156

(1)	On September 23, 2009, the Financial Accounting Standards Board ratified Emerging Issues Task Force (EITF) Issue 08-1 and EITF Issue 09-3, creating Accounting Standards Update (ASU) 2009-13 “Multiple-Deliverable Revenue Arrangements” and ASU 2009-14 “Certain Revenue Arrangements That Include Software Elements”. The Company early adopted these standards on a retrospective basis in the second quarter of fiscal 2010.
(2)	Includes a non-cash charge of $730,000 to correct errors in stock-based compensation expense related to prior fiscal years.
(3)	Restructuring costs are for severance and related costs resulting from the actions taken to align costs in all segments of the Company.
(4)	The Company terminated approximately 50 employees primarily in the Customer Net Solutions (CNS) and ConferencePlus (CP) segments as a cost reduction action in the first quarter of fiscal 2010.
(5)	Impairment of goodwill related to the January 2007 acquisition of NoranTel, Inc. which is part of the Outside Plant Systems (OSP) operating segment.
(6)	The Company recorded a $767,000 income tax benefit derived from a refund of alternative minimum tax credits.
(7)	The Company discontinued the operations of its Westell Limited entity located in the United Kingdom in the first quarter of fiscal 2009.

Westell Technologies, Inc.

Condensed Consolidated Balance Sheet (1)

(Dollars in thousands)

(unaudited)

	Dec. 31, 2009	March 31, 2009	Dec. 31, 2008
Assets:
Cash and cash equivalents	$58,073	$46,058	$43,843
Accounts receivable, net	17,880	20,827	18,371
Inventories	18,398	20,178	21,587
Prepaids and other current assets	3,613	7,487	5,517

Total current assets	97,964	94,550	89,318

Property and equipment, net	5,270	6,895	7,720
Goodwill	2,139	2,009	2,028
Intangibles, net	4,151	4,333	4,856
Deferred costs	—	—	630
Deferred income taxes and other assets	7,739	7,777	7,664

Total assets	$117,263	$115,564	$112,216

Liabilities and Stockholders’ Equity:
Accounts payable	$13,137	$17,883	$14,489
Accrued liabilities	8,872	9,489	9,946
Deferred revenue	462	2,119	237

Total current liabilities	22,471	29,491	24,672
Deferred revenue, long-term	628	546	1,093
Other long-term liabilities	9,386	9,079	8,120

Total liabilities	32,485	39,116	33,885
Total stockholders’ equity	84,778	76,448	78,331

Total liabilities and stockholders’ equity	$117,263	$115,564	$112,216

(1)	On September 23, 2009, the Financial Accounting Standards Board ratified Emerging Issues Task Force (EITF) Issue 08-1 and EITF Issue 09-3, creating Accounting Standards Update (ASU) 2009-13 “Multiple-Deliverable Revenue Arrangements” and ASU 2009-14 “Certain Revenue Arrangements That Include Software Elements”. The Company early adopted these standards on a retrospective basis in the second quarter of fiscal 2010.

Westell Technologies, Inc.

Condensed Consolidated Statement of Cash Flows (1)

(Dollars in thousands)

(Unaudited)

	Nine Months ended Dec. 31,
	2009	2008
Cash flows from operating activities:
Net income (loss)	$7,601	$(14,652)
Reconciliation of net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	2,942	4,421
Goodwill and intangible impairment	—	1,381
Stock-based compensation	1,355	1,996
Restructuring	609	966
Other, net	(182)	323
Changes in assets and liabilities:
Accounts receivable	3,195	794
Inventory	2,014	(3,982)
Accounts payable and accrued liabilities	(5,762)	(5,721)
Deferred revenue and deferred costs	(1,575)	423
Prepaid and other current assets	3,916	(2,574)
Other long-term assets	(24)	(509)

Net cash provided by (used in) operating activities	14,089	(17,134)

Cash flows from investing activities:
Purchases of property and equipment	(800)	(2,089)
Proceeds from the sale of equipment	—	90
Sale of investments	—	2,602
Acquisition of a business	—	(175)
Acquisition of minority interest	—	(3,650)

Net cash (used in) provided by investing activities	(800)	(3,222)

Cash flows from financing activities:
Borrowing (repayment) of debt and leases payable	(42)	155
Proceeds from stock options exercised	—	121
Purchase of treasury stock	(1,430)	(1,537)

Net cash (used in) provided by financing activities	(1,472)	(1,261)

Effect of exchange rate changes on cash	198	(287)

Net increase (decrease) in cash	12,015	(21,904)

Cash and cash equivalents, beginning of period	46,058	65,747

Cash and cash equivalents, end of period	$58,073	$43,843

(1)	On September 23, 2009, the Financial Accounting Standards Board ratified Emerging Issues Task Force (EITF) Issue 08-1 and EITF Issue 09-3, creating Accounting Standards Update (ASU) 2009-13 “Multiple-Deliverable Revenue Arrangements” and ASU 2009-14 “Certain Revenue Arrangements That Include Software Elements”. The Company early adopted these standards on a retrospective basis in the second quarter of fiscal 2010.

Westell Technologies, Inc.

Segment Statement of Operations (1)

(Amounts in thousands)

(Unaudited)

	Three months ended December 31, 2009
	CNS	OSP	CP	Unallocated	Total
Revenue	$20,512	$12,407	$9,877	$—	$42,796
Gross profit	3,566	5,563	4,642	—	13,771
Gross margin	17.4%	44.8%	47.0%		32.2%

Operating expenses (2)	4,204	2,282	3,676	1,542	11,704

Operating income (loss)	(638)	3,281	966	(1,542)	2,067
Other income (loss)	—	—	—	(4)	(4)
Interest (expense)	—	—	—	—	—
Income taxes	—	—	—	(673)	(673)

Net income (loss)	(638)	3,281	966	(873)	2,736

	Three months ended December 31, 2008
	CNS	OSP	CP	Unallocated	Total
Revenue	$25,450	$12,356	$10,949	$—	$48,755
Gross profit	2,183	5,067	5,122	—	12,372
Gross margin	8.6%	41.0%	46.8%		25.4%
Operating expenses (3)	6,182	4,258 (4)	5,047	988	16,475

Operating income (loss)	(3,999)	809	75	(988)	(4,103)
Other income (loss)	—	—	—	56	56
Interest (expense)	—	—	—	(2)	(2)
Income taxes	—	—	—	(57)	(57)
Minority interest	—	—	—	31	31
Discontinued operations				1	1

Net income (loss)	(3,999)	809	75	(907)	(4,022)

(1)	On September 23, 2009, the Financial Accounting Standards Board ratified Emerging Issues Task Force (EITF) Issue 08-1 and EITF Issue 09-3, creating Accounting Standards Update (ASU) 2009-13 “Multiple-Deliverable Revenue Arrangements” and ASU 2009-14 “Certain Revenue Arrangements That Include Software Elements”. The Company early adopted these standards on a retrospective basis in the second quarter of fiscal 2010.
(2)	Includes $318,000, $265,000 and $392,000 of depreciation and amortization expense in the CNS, OSP and CP divisions, respectively.
(3)	Includes $385,000, $585,000 and $461,000 of depreciation and amortization expense in the CNS, OSP and CP divisions, respectively.
(4)	Includes $1.4 million of goodwill impairment related to the NoranTel entity.

Westell Technologies, Inc.

Segment Statement of Operations (1)

(Amounts in thousands)

(Unaudited)

	Nine months ended December 31, 2009
	CNS	OSP	CP	Unallocated	Total
Revenue	$73,138	$39,232	$31,292	$—	$143,662
Gross profit	11,519	17,038	14,993	—	43,550
Gross margin	15.7%	43.4%	47.9%		30.3%
Operating expenses (2)	13,954	7,376	12,070	3,055	36,455

Operating income (loss)	(2,435)	9,662	2,923	(3,055)	7,095
Other income (loss)	—	—	—	67	67
Interest (expense)	—	—	—	(4)	(4)
Income taxes	—	—	—	(443)	(443)

Net income (loss)	(2,435)	9,662	2,923	(2,549)	7,601

	Nine months ended December 31, 2008
	CNS	OSP	CP	Unallocated	Total
Revenue	$53,267	$42,108	$34,559	$—	$129,934
Gross profit	5,417	17,256	15,656	—	38,329
Gross margin	10.2%	41.0%	45.3%		29.5%
Operating expenses (3)	22,055	10,905 (4)	15,270	4,659	52,889

Operating income (loss)	(16,638)	6,351	386	(4,659)	(14,560)
Other income (loss)	—	—	—	622	622
Interest (expense)	—	—	—	(4)	(4)
Income taxes	—	—	—	18	18
Minority interest	—	—	—	74	74
Discontinued operations				(618)	(618)

Net income (loss)	(16,638)	6,351	386	(4,751)	(14,652)

(1)	On September 23, 2009, the Financial Accounting Standards Board ratified Emerging Issues Task Force (EITF) Issue 08-1 and EITF Issue 09-3, creating Accounting Standards Update (ASU) 2009-13 “Multiple-Deliverable Revenue Arrangements” and ASU 2009-14 “Certain Revenue Arrangements That Include Software Elements”. The Company early adopted these standards on a retrospective basis in the second quarter of fiscal 2010.
(2)	Includes $1.0 million, $0.8 million and $1.1 million of depreciation and amortization expense in the CNS, OSP and CP divisions, respectively.
(3)	Includes $1.3 million, $1.8 million and $1.3 million of depreciation and amortization expense in the CNS, OSP and CP divisions, respectively.
(4)	Includes $1.4 million of goodwill impairment related to the NoranTel entity.